UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2006

BriteSmile, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-17594	87-0410364

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

460 North Wiget Lane Walnut Creek, California		94598

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (925) 941-6260

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Purchase Agreement for Spa Centers Business

On January 13, 2006, BriteSmile, Inc., a Utah corporation (the “Company”), entered into a Limited Liability Company Membership Purchase Agreement (the “Purchase Agreement”) with Dental Spas, LLC, an Iowa limited liability company (“Dental Spas”), pursuant to which Dental Spas has agreed to purchase the Company’s business consisting of operating dedicated centers to offer teeth-whitening procedures and products (the “Spa Centers Business”).  Through the Spa Centers Business, teeth whitening procedures are performed using the Company’s whitening technology in 17 Centers throughout the United States.  In addition, the sale will include the Company’s business of selling teeth whitening products, including its BriteSmile-to-Go whitening pen, toothpaste and mouthwash products, directly and through third party retail channels.

The purchase price is approximately $20,000,000.  Dental Spas will also assume certain continuing obligations of the Company relating to its Spa Centers Business.

In connection with the execution of the Purchase Agreement, shareholders of the Company holding approximately 52% of the voting power of the Company have signed written consents approving the transaction.  The written consents will become effective 20 days after the Company mails to all of its shareholders a definitive Information Statement describing the transaction in detail.   The Company intends to file a preliminary information statement with the Securities and Exchange Commission as soon as practicable.

A copy of the Purchase Agreement governing the terms of the sale of the Spa Centers Transaction is attached hereto as Exhibit 10.1.  A copy of the Contribution Agreement pursuant to which the Company will transfer the assets relating to the Spa Centers Business is attached as Exhibit 10.2.  Reference is made to the Purchase Agreement and the Contribution Agreement for a more complete description of the terms and conditions of the transaction.  A copy of a press release dated January 16, 2006 regarding the transaction is attached hereto as Exhibit 99.

Assets Not to be Acquired by Dental Spas

Dental Spas will not be acquiring the Company’s current Associated Centers Business, consisting of offering teeth-whitening procedures and products through existing independent dental offices known as BriteSmile Professional Teeth Whitening Associated Centers (the “Associated Centers Business”).  Through the Associated Centers Business, teeth whitening procedures are performed by independent dentists using the Company’s whitening technology in more than 5,000 Associated Centers located in the United States and in more than 75 countries worldwide.  The Company filed a Form 8-K with the Securities and Exchange Commission on January 4, 2006, in which it reported that it had entered into an Asset Purchase Agreement with Discus Dental, Inc., a California corporation, pursuant to which Discus Dental would acquire the Associated Centers Business.

Item 9.01.  Financial Statement and Exhibits

(d)	Exhibits

10.1	Limited Liability Company Membership Interest Purchase Agreement between the Company and Dental Spas, dated January 13, 2006.

10.2	Contribution Agreement between the Company and its wholly-owned subsidiary, BriteSmile Spas, LLC, dated January 13, 2006.

99	Press release issued by BriteSmile, Inc. dated January 16, 2006.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BriteSmile, Inc.

By:	/s/ KEN CZAJA

Ken Czaja
Chief Financial Officer

Date:  January 18, 2006